News Release

Tutor Perini Reports Second Quarter 2021 Results

•Income from construction operations of $68.8 million, increased 19% over prior year, driven by a continued shift toward higher-margin projects within the Civil segment
•Diluted earnings per share (“EPS”) of $0.61, up 65% compared to $0.37 in Q2 2020
•Backlog remains healthy at $7.5 billion, with 58% comprised of higher-margin Civil projects
•Affirming 2021 EPS guidance of $1.80 to $2.20

LOS ANGELES – (BUSINESS WIRE) – August 4, 2021 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the second quarter of 2021. Revenue was $1.22 billion, down modestly compared to $1.28 billion for the second quarter of last year. Reduced activities mostly on Building segment projects were partially offset by increased volume on Specialty Contractors segment projects. Despite the lower revenue, income from construction operations for the second quarter of 2021 was $68.8 million, up 19% compared to $57.7 million for the second quarter of last year. The increase was principally driven by a continued shift toward higher-margin projects within the Civil segment. In addition, the Company experienced improved overall results for the Specialty Contractors segment in the second quarter of 2021, mostly due to the resolution of various contract disputes that had a net favorable impact in 2021 and the absence of the impact of an unfavorable arbitration ruling in 2020. Net income attributable to the Company for the second quarter of 2021 was $31.2 million, or $0.61 per diluted share, compared to $18.7 million, or $0.37 per diluted share, for the second quarter of 2020. The strong increase in net income attributable to the Company, and correspondingly EPS, was driven by the higher income from construction operations.

Second quarter 2021 backlog remained healthy at $7.5 billion compared to $8.3 billion at the end of 2020. As anticipated, backlog continued to decline in the second quarter as a result of revenue that solidly outpaced the volume of new awards. The COVID-19 pandemic has negatively impacted the volume and timing of new awards in recent quarters. New awards in the second quarter of 2021 totaled $0.6 billion and included a $152 million courthouse project in California and $88 million for various civil projects in the Midwest. The Company recently received a letter of intent to award a $471 million contract for the LAX Airport Metro Connector project and will be booking the project into backlog in the third quarter of 2021, along with the $220 million I-70 Missouri River Bridge project. The Company also anticipates being awarded a significant new health care facility project in California. The Company is also preparing to bid on several large projects this year and during the first half of 2022, and anticipates backlog growth to resume later this year to levels that will support future revenue growth.

Outlook and Guidance

“We delivered strong EPS results for the second quarter and first six months of 2021, which were ahead of expectations,” remarked Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “Demand for our construction services remains very strong, with an ever-expanding list of prospective projects. For as long as I have been in this business, this is the most vibrant market yet in terms of opportunities, with the potential to grow even more should the federal government pass a major program to invest significantly in our country's infrastructure. We are optimistic about the future and expect to capture our share of the many large opportunities ahead, which will support our growth over the coming years.”

Based on the Company’s year-to-date results in 2021 and the current outlook for the remainder of the year, the Company is affirming its EPS guidance and still expects EPS to be in the range of $1.80 to $2.20.

Second Quarter 2021 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, August 4, 2021, to discuss the second quarter 2021 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic, which has adversely impacted, and could continue to adversely impact, our business, financial condition and results of operations; revisions of estimates of contract risks, revenue or costs, the timing of new awards, the pace of project execution or economic factors, including inflation, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims and adversely affecting our working capital, profits and cash flows; increased competition and failure to secure new contracts; a significant slowdown or decline in economic conditions; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; client cancellations of, or reductions in scope under, contracts reported in our backlog; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; decreases in the level of government spending for infrastructure and other public projects; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; economic, political, regulatory and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws, which could result in unanticipated losses; adverse health events, such as an epidemic or a pandemic; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; impairment of our goodwill or other indefinite-lived intangible assets; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 24, 2021 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per common share amounts)	2021	2020	2021	2020
REVENUE	$1,219,243	$1,276,427	$2,426,838	$2,527,156
COST OF OPERATIONS	(1,091,754)	(1,158,673)	(2,188,894)	(2,298,322)
GROSS PROFIT	127,489	117,754	237,944	228,834
General and administrative expenses	(58,736)	(60,058)	(119,487)	(123,911)
INCOME FROM CONSTRUCTION OPERATIONS	68,753	57,696	118,457	104,923
Other income (expense)	1,431	(797)	1,606	(316)
Interest expense	(17,938)	(16,464)	(35,748)	(32,900)
INCOME BEFORE INCOME TAXES	52,246	40,435	84,315	71,707
Income tax expense	(10,635)	(9,576)	(17,599)	(14,710)
NET INCOME	41,611	30,859	66,716	56,997
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,446	12,150	19,517	20,917
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$31,165	$18,709	$47,199	$36,080
BASIC EARNINGS PER COMMON SHARE	$0.61	$0.37	$0.93	$0.71
DILUTED EARNINGS PER COMMON SHARE	$0.61	$0.37	$0.92	$0.71
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,999	50,667	50,956	50,502
DILUTED	51,375	50,935	51,362	50,885

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended June 30, 2021
Total revenue	$643,055	$415,801	$281,370	$1,340,226		$—		$1,340,226
Elimination of intersegment revenue	(87,703)	(33,141)	(139)	(120,983)		—		(120,983)
Revenue from external customers	$555,352	$382,660	$281,231	$1,219,243		$—		$1,219,243
Income (loss) from construction operations	$75,073	$(2,488)	$9,960	$82,545	(a)	$(13,792)	(b)	$68,753
Capital expenditures	$8,616	$51	$19	$8,686		$339		$9,025
Depreciation and amortization(c)	$31,178	$424	$892	$32,494		$2,767		$35,261

Three Months Ended June 30, 2020
Total revenue	$644,685	$490,317	$234,497	$1,369,499		$—		$1,369,499
Elimination of intersegment revenue	(75,709)	(17,296)	(67)	(93,072)		—		(93,072)
Revenue from external customers	$568,976	$473,021	$234,430	$1,276,427		$—		$1,276,427
Income (loss) from construction operations	$65,398	$17,789	$(11,388)	$71,799	(d)	$(14,103)	(b)	$57,696
Capital expenditures	$18,951	$186	$255	$19,392		$301		$19,693
Depreciation and amortization(c)	$21,775	$428	$995	$23,198		$2,767		$25,965
____________________________________________________________________________________________________
(a) During the three months ended June 30, 2021, the Company recorded a reduction of $20.1 million in cost of operations (an after-tax impact of $14.6 million, or $0.28 per diluted share) due to a favorable legal judgment on a completed electrical project in New York in the Specialty Contractors segment. The judgment awarded the Company the recovery of certain costs previously incurred.
(b) Consists primarily of corporate general and administrative expenses.
(c) Depreciation and amortization is included in income (loss) from construction operations.
(d) During the three months ended June 30, 2020, the Company recorded a charge of $13.2 million in income (loss) from construction operations (an after-tax impact of $9.5 million, or $0.19 per diluted share) due to an adverse arbitration ruling pertaining to an electrical project in New York in the Specialty Contractors segment.

Tutor Perini Corporation
Segment Information (continued)
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Six Months Ended June 30, 2021
Total revenue	$1,226,199	$872,971	$606,318	$2,705,488		$—		$2,705,488
Elimination of intersegment revenue	(195,272)	(83,078)	(300)	(278,650)		—		(278,650)
Revenue from external customers	$1,030,927	$789,893	$606,018	$2,426,838		$—		$2,426,838
Income (loss) from construction operations	$125,178	$8,728	$11,284	$145,190	(a)	$(26,733)	(b)	$118,457
Capital expenditures	$18,180	$124	$164	$18,468		$392		$18,860
Depreciation and amortization(c)	$53,891	$856	$1,851	$56,598		$5,537		$62,135

Six Months Ended June 30, 2020
Total revenue	$1,224,771	$995,400	$516,949	$2,737,120		$—		$2,737,120
Elimination of intersegment revenue	(169,166)	(40,615)	(183)	(209,964)		—		(209,964)
Revenue from external customers	$1,055,605	$954,785	$516,766	$2,527,156		$—		$2,527,156
Income (loss) from construction operations	$111,519	$21,305	$(3,109)	$129,715	(d)	$(24,792)	(b)	$104,923
Capital expenditures	$30,143	$198	$728	$31,069		$317		$31,386
Depreciation and amortization(c)	$40,391	$855	$1,988	$43,234		$5,542		$48,776
____________________________________________________________________________________________________
(a) During the six months ended June 30, 2021, the Company recorded a reduction of $20.1 million in cost of operations (an after-tax impact of $14.6 million, or $0.28 per diluted share) due to a favorable legal judgment on a completed electrical project in New York in the Specialty Contractors segment. The judgment awarded the Company the recovery of certain costs previously incurred.
(b) Consists primarily of corporate general and administrative expenses.
(c) Depreciation and amortization is included in income (loss) from construction operations.
(d) During the six months ended June 30, 2020, the Company recorded a charge of $13.2 million in income (loss) from construction operations (an after-tax impact of $9.5 million, or $0.19 per diluted share) due to an adverse arbitration ruling pertaining to an electrical project in New York in the Specialty Contractors segment.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of June 30, 2021	As of December 31, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($91,700 and $105,735 related to variable interest entities (“VIEs”))	$231,129	$374,289
Restricted cash	2,884	77,563
Restricted investments	85,545	78,912
Accounts receivable ($85,873 and $86,012 related to VIEs)	1,372,054	1,415,063
Retainage receivable ($139,617 and $122,335 related to VIEs)	683,966	648,441
Costs and estimated earnings in excess of billings ($90,294 and $39,846 related to VIEs)	1,346,974	1,236,734
Other current assets ($49,867 and $51,746 related to VIEs)	252,735	249,455
Total current assets	3,975,287	4,080,457
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $475,207 and $434,294 (net P&E of $4,550 and $12,840 related to VIEs)	456,693	489,217
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	105,801	123,115
OTHER ASSETS	149,176	147,685
TOTAL ASSETS	$4,892,100	$5,045,617

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt, net of unamortized discount and debt issuance costs totaling $0 and $2,040	$36,941	$100,188
Accounts payable ($86,263 and $116,461 related to VIEs)	692,835	794,611
Retainage payable ($30,681 and $26,439 related to VIEs)	331,341	315,135
Billings in excess of costs and estimated earnings ($344,239 and $362,427 related to VIEs)	764,029	839,222
Accrued expenses and other current liabilities ($7,096 and $9,595 related to VIEs)	200,138	215,207
Total current liabilities	2,025,284	2,264,363
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $18,712 and $20,209	933,303	925,277
DEFERRED INCOME TAXES	85,386	82,966
OTHER LONG-TERM LIABILITIES	237,697	230,066
TOTAL LIABILITIES	3,281,670	3,502,672
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 51,072,182 and 50,827,205 shares	51,072	50,827
Additional paid-in capital	1,130,368	1,127,385
Retained earnings	469,584	422,385
Accumulated other comprehensive loss	(46,526)	(46,741)
Total stockholders' equity	1,604,498	1,553,856
Noncontrolling interests	5,932	(10,911)
TOTAL EQUITY	1,610,430	1,542,945
TOTAL LIABILITIES AND EQUITY	$4,892,100	$5,045,617

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Six Months Ended June 30,
(in thousands)	2021	2020
Cash Flows from Operating Activities:
Net income	$66,716	$56,997
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	44,821	34,180
Amortization of intangible assets	17,314	14,596
Share-based compensation expense	5,033	8,264
Change in debt discounts and deferred debt issuance costs	3,868	7,046
Deferred income taxes	2,213	5,423
Loss on sale of property and equipment	360	31
Changes in other components of working capital	(278,943)	(68,471)
Other long-term liabilities	6,801	1,295
Other, net	515	(1,131)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(131,302)	58,230

Cash Flows from Investing Activities:
Acquisition of property and equipment	(18,860)	(31,386)
Proceeds from sale of property and equipment	3,623	1,082
Investments in securities	(18,096)	(13,319)
Proceeds from maturities and sales of investments in securities	10,497	10,985
NET CASH USED IN INVESTING ACTIVITIES	(22,836)	(32,638)

Cash Flows from Financing Activities:
Proceeds from debt	308,181	752,843
Repayment of debt	(367,007)	(757,141)
Cash payments related to share-based compensation	(1,625)	(994)
Distributions paid to noncontrolling interests	(7,250)	(30,910)
Contributions from noncontrolling interests	4,000	—
NET CASH USED IN FINANCING ACTIVITIES	(63,701)	(36,202)

Net decrease in cash, cash equivalents and restricted cash	(217,839)	(10,610)
Cash, cash equivalents and restricted cash at beginning of period	451,852	202,101
Cash, cash equivalents and restricted cash at end of period	$234,013	$191,491

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at March 31, 2021	New Awards in the Three Months Ended June 30, 2021(a)	Revenue in the Three Months Ended June 30, 2021	Backlog at June 30, 2021
Civil	$4,765.0	$119.3	$(555.3)	$4,329.0
Building	1,639.3	386.1	(382.7)	1,642.7
Specialty Contractors	1,692.5	137.4	(281.2)	1,548.7
Total	$8,096.8	$642.8	$(1,219.2)	$7,520.4

(in millions)	Backlog at December 31, 2020	New Awards in the Six Months Ended June 30, 2021(a)	Revenue in the Six Months Ended June 30, 2021	Backlog at June 30, 2021
Civil	$4,783.6	$576.3	$(1,030.9)	$4,329.0
Building	1,702.3	730.3	(789.9)	1,642.7
Specialty Contractors	1,859.8	294.9	(606.0)	1,548.7
Total	$8,345.7	$1,601.5	$(2,426.8)	$7,520.4
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.